EXHIBIT (J)(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Massachusetts Municipal Trust: Fidelity Massachusetts Municipal Money Market Fund, Spartan Massachusetts Municipal Money Market Fund and Spartan Massachusetts Municipal Income Fund which is included in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A.



 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts
    March 19, 1999